                                                                     EXHIBIT 4.2


                                     [Seal]

                               The State of Texas

                               Secretary of State


                            CERTIFICATE OF AMENDMENT

                                      FOR

                           STERLING BANCSHARES, INC.
                            CHARTER NUMBER 00533200


         THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

         ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT. DATED MAY 10, 1996 EFFECTIVE MAY 10, 1996



[Seal]                                 \S\  Antonio O. Garza, Jr.
                                     ---------------------------------------
                                     Antonio O. Garza, Jr., Secretary of State

                                                               FILED
                                                         IN THE OFFICE OF THE
                                                     SECRETARY OF STATE OF TEXAS
                                                             MAY 10 1996
                                                        CORPORATIONS SECTION

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           STERLING BANCSHARES, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation to increase the authorized number of shares of Common Stock, $1.00 par value per share, from 10,000,000 shares to 20,000,000 shares.

         ARTICLE ONE.  The name of the corporation is Sterling Bancshares, Inc.

         ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on April 22, 1996:

         The first paragraph of Article 4 of the Articles of Incorporation is hereby amended in its entirety to be and read as follows:

                          The total number of shares of all classes of stock
                 which the Corporation shall be authorized to issue is 21,000,000 shares, divided into the following: (i) 1,000,000 shares of Preferred Stock, of the par value of $1.00 per share (Preferred Stock); and (ii) 20,000,000 shares of Common Stock, of the par value of $1.00 per share (Common Stock).

         ARTICLE THREE. The number of shares of the Corporation outstanding at the time of such adoption was 7,903,937 shares of Common Stock and 49,500 shares of Preferred Stock; and the number of shares entitled to vote thereon was 7,903,106 shares of Common Stock.

         ARTICLE FOUR. The number of shares of Common Stock voted for such amendment was 6,416,509; the number of shares voted against such amendment was 54,284; and the number of shares abstaining from voting on such amendment was 4,762.

         DATED:  April 22, 1996

                                        STERLING BANCSHARES, INC.


                                        By:          /S/ Seth A. McMeans
                                           ------------------------------------
                                           Name:     Seth A. McMeans
                                                -------------------------------
                                           Title:    Chief Financial Officer
                                                     & Secretary
                                                 ------------------------------


                                      -2-